UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2009

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2009, Robert Kimball was promoted to Executive Vice President, Corporate Development and Law, General Counsel and Corporate Secretary of RealNetworks, Inc. ("RealNetworks"). Mr. Kimball will receive an annual base salary of $370,000 and will be eligible to earn performance-based cash incentive compensation targeted at 75% of his annual base salary pursuant to RealNetworks' 2009 Executive MBO Incentive Plan (the "2009 MBO Plan").

On January 23, 2009, the Compensation Committee of the Board of Directors of RealNetworks approved the 2009 MBO Plan. The 2009 MBO Plan is a bonus plan that pays cash awards to participants semi-annually based on RealNetworks’ revenue and EBITDA as of the close of each calendar six-month period. Participants in the 2009 MBO Plan include RealNetworks' chief operating officer, the chief operating officer of the Games division, the president of the Games division, executive vice presidents, senior vice presidents (with the exception of Michael Eggers, Senior Vice President, Finance and Chief Financial Officer), vice presidents, area vice presidents and general managers.

Under the 2009 MBO Plan, the target payout for John Giamatteo, RealNetworks' Chief Operating Officer, is equal to 100% of his annual base salary, and the target payout for Mr. Kimball is, as described above, equal to 75% of his annual base salary. For Mr. Kimball, the target payout under the 2009 MBO Plan is based equally on the achievement of RealNetworks' consolidated revenue and EBITDA targets. For Mr. Giamatteo, payout under the 2009 MBO Plan is based equally on the achievement of RealNetworks’ consolidated revenue and EBITDA targets and the revenue and EBITDA targets for the Technology Products and Solutions and Media Software and Services businesses of RealNetworks. For Messrs. Giamatteo and Kimball, no portion of the target payout based on revenue goals will be paid if less than 90% of the revenue target is achieved. For achievement of 90%-100% of the revenue target, each of Messrs. Giamatteo and Kimball will be paid 70%-100% of the portion of the target payout based on the level of achievement of the revenue target. For achievement of 100%-110% of the revenue target, each of Messrs. Giamatteo and Kimball will be paid between 100% and 130% of the target payout based on the level of achievement of the revenue target. For achievement of over 110%-120% of the revenue target, each of Messrs. Giamatteo and Kimball will be paid between 130% and 200% of the target payout based on the level of achievement of the revenue target. Target payouts to each of Giamatteo and Kimball based on achievement of EBITDA targets will be paid linearly from 0 – 100%, with additional linear payouts up to a maximum of 200% for profitable units with revenue achievement of 90% or greater. Under the 2009 MBO Plan, there is no performance threshold for the target payout based on EBITDA, except in rare instances where the EBITDA target is a negative number.

Notwithstanding the performance and payout targets established under the 2009 MBO Plan, the Compensation Committee may in its discretion adjust performance and payout targets based on acquisitions or dispositions of assets and also increase, decrease or eliminate a participant’s award before it is paid. Under the 2009 MBO Plan, a participant must be employed in a position that is eligible to participate in the 2009 MBO Plan on the first and last day of a quarter to be eligible to earn incentive compensation under the 2009 MBO Plan for that quarter. In addition, executive officers must be employed on the last day of each six-month period and on the date payments are made in order to be eligible to receive payment under the 2009 MBO Plan, except in the case of death, disability or termination of employment by RealNetworks other than for cause.

The foregoing summary of the 2009 MBO Plan is qualified in its entirety by the terms of the 2009 MBO Plan. A copy of the 2009 MBO Plan will be filed as an exhibit to RealNetworks' Form 10-K for the year ended December 31, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

January 29, 2009	By:	/s/ Michael R. Eggers

Name: Michael R. Eggers
Title: Sr. Vice President and Chief Financial Officer